BLACKROCK Debt Strategies Fund, Inc.

FILE #811-08603

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
2/1/2007	Yankee Candle 984756AC0	200,000,000	650,000	Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated
2/1/2007	Yankee Candle 984756AA4	325,000,000	810,000	Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated
3/7/2007	GNC	300,000,000	5,560,000	J.P. Morgan Securities Inc.; Goldman, Sachs & Co.; Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; BNP Paribas Securities Corp.; UBS Securities LLC
3/13/2007	SMURFIT	675,000,000	2,600,000

Deutsche Bank Securities Inc.; Banc of America Securities LLC; J.P. Morgan Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co. Incorporated; UBS Securities LLC; BNY Capital Markets, Inc.; Goldman, Sachs & Co.; Scotia Capital (USA) Inc.; SG Americas Securities, LLC; Wachovia Capital Markets, LLC

BLACKROCK Debt Strategies Fund, Inc.

FILE #811-08603

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
3/14/2007	FREEPORT	3,500,000,000	10,860,000

J.P. Morgan Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; HSBC Securities (USA) Inc.; Scotia Capital (USA) Inc.; UBS Securities LLC; ANZ Securities, Inc.; BNP Paribas Securities Corp.; Calyon Securities (USA) Inc.; Daiwa Securities SMBC Europe Limited; Greenwich Capital Markets, Inc.; HVB Capital Markets, Inc.; ING Financial Markets LLC; Mitsubishi UFJ Securities International plc; Mizuho Securities USA, Inc.; Natexis Bleichroeder Inc.; RBC Capital Markets Corporation; SG Americas Securities, LLC; Standard Chartered Bank; WestLB AG, London Branch

5/22/2007	UNIVERSAL HOSPITAL	230,000,000	930,000	Merrill Lynch, Pierce, Fenner & Smith Incorporated; Bear, Stearns & Co. Inc.; Wachovia Capital Markets, LLC
5/22/2007	UNIVERSAL HOSPITAL	230,000,000	1,000,000	Merrill Lynch, Pierce, Fenner & Smith Incorporated; Bear, Stearns & Co. Inc.; Wachovia Capital Markets, LLC

BLACKROCK Debt Strategies Fund, Inc.

FILE #811-08603

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
6/27/2007	COMMUNITY HEALTH SYSTEMS	133,333,334	9,250,000

Credit Suisse Securities (USA) LLC, Wachova Capital Markets, LLC, J.P. Morgan Securities Inc. , Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., GE Capital Markets Inc, Goldman Sachs & Co., SunTrust Capital Markers Inc, ABN AMRO Incorporated, Barclays Capital Inc, Calyon Securities (USA) Inc, Fifth Third Securities , Inc, KeyBanc Capital Markets Inc, NatCity Investments, Inc., Scotia Capital (USA) Inc., UBS Securities LLC.

9/21/2007	Biomet Inc.	940,698,000	1,200,000	Banc of America Securities LLC; Goldman, Sachs & Co.; Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Wachovia Capital Markets, LLC; Bear, Stearns & Co. Inc.
9/21/2007	Biomet Inc.	688,758,000	1,200,000	Banc of America Securities LLC; Goldman, Sachs & Co.; Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Wachovia Capital Markets, LLC; Bear, Stearns & Co. Inc.
9/21/2007	Biomet Inc.	718,758,000	1,200,000	Banc of America Securities LLC; Goldman, Sachs & Co.; Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Wachovia Capital Markets, LLC; Bear, Stearns & Co. Inc.